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Veraz Networks, Inc.

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Veraz Networks and Dialogic Announce Definitive Agreement to Merge

May 12, 2010 (San Jose, CA) Veraz Networks (NASDAQ: VRAZ), a leading provider of bandwidth optimization and next generation switching products, and privately held Dialogic Corporation, a pioneer in enabling interactive mobile video services and applications, today announced that they have entered into a definitive agreement to merge.

After closing, the name of the merged company will be Dialogic, and it will be a global leader in communications products and services to the telecommunications service provider and enterprise markets. The merged company is expected to be led by Nick Jensen as Chairman of the Board and Chief Executive Officer (current Chairman of the Board and Chief Executive Officer of Dialogic), and Doug Sabella as President and Chief Operating Officer (current Veraz President and Chief Executive Officer), with headquarters in San Jose, CA.

“While the capability of mobile networks around the world has been steadily expanding, the future will bring even greater demands on the networks due to the unprecedented growth in global mobile data and video traffic, “said Nick Jensen, Chairman of the Board and CEO of Dialogic. “By combining Dialogic’s proven expertise in application enablement for voice and video with Veraz’s leadership in voice, data, session control, security, and transport we will be creating a company with innovative products that will enable our customers to unleash the profit of video, voice and data for 3G/4G networks.”

Over 80% of the Fortune 2000 companies and service providers worldwide rely on Dialogic’s application-enabling technologies, putting Dialogic at the forefront of enabling high quality video on wireless and wireline networks. Today, over 130 service providers in over 80 countries rely on Veraz’s next generation switching and bandwidth optimization products and services to leverage the power of IP to deliver high quality voice and data services while lowering their operational and capital costs.

“The merger of Veraz and Dialogic will create a new and exciting company with the product portfolio and resources to be a true mission critical supplier to service providers,” said Doug Sabella, President and CEO of Veraz Networks. “The combination of Veraz’s direct global footprint and Dialogic’s channels will create a company of substantial size with global reach and resources, thus allowing our customers to be extremely confident when they choose to partner with us.”

Following the merger and subsequent integration of the two companies, on an annualized basis (after excluding adjustments to revenue and expenses under purchase accounting rules, transaction related costs and one-time charges), the merged company revenues are expected to be greater than $250 million with gross margins of 60-65% and EBITDA of 10-15% of revenues (earnings before interest, taxes, depreciation, amortization, and stock compensation expenses and including expected operational cost synergies). The merged company will have a diverse customer base with no customer concentration.

Under the terms of the agreement, unanimously approved by each company’s Board of Directors, Veraz will issue shares of its common stock to each Dialogic shareholder so that following the closing of the transaction, Dialogic shareholders will own approximately 70% and Veraz shareholders will own approximately 30% of the merged company. For further information regarding the acquisition agreement, interested parties should refer to the Form 8-K filed by Veraz on or about this date. The transaction is expected to close in the second half of 2010, subject to regulatory approvals, shareholder approvals, and customary closing conditions.

Veraz is currently traded on NASDAQ and it is expected that the merged company will continue to be traded on NASDAQ. The merged company is expected to benefit from operational cost synergies and is expected to realize revenue synergies by combining complementary product portfolios, as well as by optimizing the established global sales and distribution channels.

Jefferies & Company, Inc. acted as the exclusive financial advisor to Dialogic, and Pagemill Partners acted as the exclusive financial advisor to Veraz.

Veraz Networks and Dialogic will host a conference call for investors on May 13 at 8:30 am Eastern Time which will also include forward-looking information. The webcast and a presentation regarding the merger will be available from the “Investor Relations” section of the Veraz website (www.veraznetworks.com). For parties in the United States and Canada, call 1-800-860-2442 to access the conference call. International parties can access the call at +1-412-858-4600.

The webcast will be archived for a period of 90 days. A telephonic replay of the conference call will also be available two hours after the call and will run for two days. To hear the replay, parties in the United States and Canada should call 1-877-344-7529 and enter passcode 60000#. International parties should call +1-412-317-0088 and enter passcode 60000#.

About Dialogic

Dialogic Corporation is a leading provider of world-class, innovative technologies based on open standards that enable innovative mobile, video, IP, and TDM solutions for Network Service Providers and Enterprise Communication Networks.

Dialogic’s customers and partners rely on its leading-edge, flexible components to rapidly deploy value-added solutions around the world.

Information about Dialogic is available at http://www.dialogic.com/. Also, join our social networking community, the Dialogic Exchange Network (DEN), at www.dialogic.com/den or visit our Facebook, Twitter and YouTube pages for additional Dialogic news and updates.

Dialogic is a registered trademark of Dialogic Corporation.

About Veraz

Veraz Networks, Inc. (NASDAQ: VRAZ - News), is the leading provider of application, control, and bandwidth optimization products that enable the evolution to the Multimedia Generation Network (MGN). Service providers worldwide use the Veraz MGN portfolio to extend their current application suite and rapidly add customized multimedia services that drive revenue and ensure customer retention. The Veraz MGN separates the control, media, and application layers while unifying management of the network, thereby increasing service provider operating efficiency. Wireline and wireless service providers in over 60 countries have deployed products from the Veraz MGN portfolio, which includes the ControlSwitch™, Network-adaptive Border Controller, I-Gate 4000 Media Gateways, the VerazView Management System, and a set of prepackaged applications. For more information regarding the company, please visit www.veraznetworks.com.

This press release contains forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed, the anticipated synergies of the combined companies may not be achieved after closing, the combined operations may not be successfully integrated in a timely manner, anticipated revenues, gross margin and operating income may not be achieved, general economic conditions in regions in which either company does business may have a negative effect on their respective businesses, and the possibility that Veraz or Dialogic may be adversely affected by other economic, business, and/or competitive factors. Additional risks and uncertainties that could cause Veraz results to differ materially from those expressed or implied by such forward-looking statements include but are not the other risks and uncertainties described more fully in Veraz documents filed with or furnished to the SEC. More information about these and other risks that may impact Veraz’ business is set forth in the “Risk Factors” section in Veraz Annual Report on Form 10-K for the year ended December 31, 2009 as filed with the SEC. This filing is available on a website maintained by the SEC at http://www.sec.gov/. All forward-looking statements in this press release are based on information available to Veraz as of the date hereof, and we assume no obligation to update these forward-looking statements.

A copy of this press release can be found on the investor relations page of Veraz’ website at www.veraznetworks.com. (VRAZ -IR)

Additional Information about the Proposed Transaction and Where You Can Find It

Veraz plans to file a proxy statement with the Securities and Exchange Commission relating to a solicitation of proxies from its stockholders in connection with a special meeting of stockholders of Veraz to be held for the purpose of voting on the issuance of Veraz common stock in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials, and any other documents filed by Veraz with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of Veraz may obtain free copies of the documents filed with the SEC by contacting Veraz’s Investor Relations department at (408) 750-9400 or Investor Relations, Veraz Networks, Inc., 926 Rock Avenue, Suite 20, San Jose, California 95131. You may also read and copy any reports, statements and other information filed by Veraz with the SEC at the SEC public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Veraz and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Veraz in favor of the proposed transaction. A list of the names of Veraz’s executive officers and directors, and a description of their respective interests in Veraz, are set forth in the proxy statement for Veraz’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2010, and in any documents subsequently filed by its directors and executive officers under the Securities and Exchange Act of 1934, as amended.

If and to the extent that executive officers or directors of Veraz will receive any additional benefits in connection with the proposed transaction that are unknown as of the date of this filing, the details of such benefits will be described in the proxy statement and security holders may obtain additional information regarding the interests of Veraz’s executive officers and directors in the proposed transaction by reading the proxy statement when it becomes available.

Veraz & Dialogic May 2010

Veraz Networks Confidential

These slides and the accompanying oral presentation contain forward-looking statements and information.
Words such as may, will, expects, intends, plans, believes, targets, estimates and variations of these words are intended to identify forward-looking statements. By discussing the current perception of the market and making these forward-looking statements, neither Veraz or Dialogic is undertaking an obligation to provide updates in the future.  Actual results may differ materially from those projected in these forward-looking statements and no one should assume at a later date that these comments from today are still valid.
All of these forward-looking statements are based on estimates and assumptions by Veraz and Dialogic management that, although are believed to be reasonable, are inherently uncertain.  Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of the control of Veraz or Dialogic, risks related to the adoption and roll-out of VoIP products, risks related to ability to capitalize on growth opportunities and markets, risks related to the ability to manage growth, risks related to the synergies from a combined Veraz/Dialogic and other risks that may cause the business, industry, strategy or actual results to differ materially from the forward-looking statements.
In addition to the above, please refer to the risk factors section of Veraz’ most recent filings with the SEC for a detailed discussion on risks that could cause these differences.  Any future product feature or related specification that may be referenced are for information purposes only and are not commitments to deliver any technology or enhancement. Veraz and Dialogic reserve the right to modify future product plans at any time.
Safe Harbor Statement

Veraz Networks Confidential

Additional Information about the Proposed Transaction and Where
You Can Find It
Veraz plans to file a proxy statement with the Securities and Exchange Commission relating to a solicitation of proxies from its stockholders in connection with a special meeting of stockholders of Veraz to be held for the purpose of voting on the issuance of Veraz common stock in connection with the proposed transaction.
BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION,
SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT
MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT
INFORMATION ABOUT THE PROPOSED TRANSACTION.  The proxy statement and other relevant materials, and any other documents filed by Veraz with the SEC, may be obtained free of charge at the SEC’s website at
www.sec.gov. In addition, stockholders of Veraz may obtain free copies of the documents filed with the SEC by contacting Veraz’s Investor Relations department at (408) 750-9400 or Investor Relations, Veraz Networks, Inc.,
926 Rock Avenue, Suite 20, San Jose, California 95131.  You may also read and copy any reports, statements and other information filed by Veraz with the SEC at the SEC public reference room at 100 F Street, NE, Room
1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC's website for further information on its public reference room.
Veraz and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Veraz in favor of the proposed transaction. A list of the names of Veraz’s executive officers and directors, and a description of their respective interests in Veraz, are set forth in the proxy statement for
Veraz’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2010, and in any documents subsequently filed by its directors and executive officers under the Securities and Exchange Act of
1934, as amended.
If and to the extent that executive officers or directors of Veraz will receive any additional benefits in connection with the proposed transaction that are unknown as of the date of this filing, the details of such benefits will be described in the proxy statement and security holders may obtain additional information regarding the interests of Veraz’s executive officers and directors in the proposed transaction by reading the proxy statement when it becomes available.

Veraz Networks Confidential Veraz Networks & Dialogic Corporation Have Agreed To Merge Today Veraz is Announcing That: 4

5 (NASDAQ: VRAZ) (Private Company) (NASDAQ) Veraz Networks Confidential Deal is Subject to Regulatory and Veraz Shareholder Approvals

Veraz Networks Confidential
What Is A Definitive Agreement to Merge?
•
A definitive acquisition agreement
is the contract
between two companies that governs the terms and
conditions of the merger transaction including but not
limited to:
– The price and mechanics of the deal transaction
– Conditions to closing
– Termination procedures and remedies
– Representations and warranties of each company

Veraz Networks Confidential
Proposed Deal Terms
• New Company Name: Dialogic
• Standing:  A publicly traded company
• Financial terms:
– Veraz shareholders will own 30%, Dialogic shareholders will own 70%
– All stock transaction
• New Company Headquarters: San Jose, CA
• Executive Management:
– Nick Jensen, CEO and Chairman of the Board (current Dialogic CEO and
Chairman of the Board)
– Doug Sabella, President and COO

Veraz Networks Confidential
When Will The Deal Close ?
• The merger will require the approval of:
– Veraz Stockholders
– Plan of Arrangement by the British Columbia courts
– Other customary U.S. regulatory reviews and approvals (i.e.
SEC)
• We anticipate that these reviews and approvals will be
completed in the second-half of 2010.

Veraz Networks Confidential
Why are we doing this merger?
• As Doug has stated publicly: “We need to grow”
– We need higher revenue and profit to absorb costs of being a public company
– We need a broader product portfolio to be more relevant and important to our customers
• The merger of the two companies:
– Positions merged company as a dependable partner with critical mass
• Revenues greater than $250M on an annualized basis, 1,000+ employees and global operations
• Creates a combination of complementary portfolios delivering gross margins consistent with industry leaders
– Strengthens relationships with 3,000 global Service Providers,
Enterprises and Partners while providing for revenue diversification
• Largest customer accounts for less than 4% of revenues
• Deployed in 8 of 10 largest Mobile Carriers
• Widespread global distribution in over 80 countries

Veraz Networks Confidential
Customer Benefits of this Merger
• Less
revenue risk due to diversity of market segments served and low customer concentration
• A larger engineering resource pool
– Innovation and faster time to market for wireless infrastructure and mobile video service growth markets
• A broader product portfolio to serve overall needs
– Dialogic customers have access to higher density gateways, bandwidth optimization products, SBC
– Veraz customers have access to software media servers and lower density gateways
• A larger local presence for sales
– Increased sales and pre-sales presence in all BRIC* countries
• A broader services offering

The Combined Company Has:
Note:  *BRIC = Brazil, Russia, India and China

Veraz Networks Confidential

Privately-held corporation
– Headquartered in Montreal, Quebec
– Over 700 employees, including ~35% in R&D
functions
– 14 major offices and 27 additional sales locations
globally
– History of growth through acquisitions
Industry leader in communications enabling
technology solutions
Dialogic is the most recognized name in the
converged communications enabling industry and
remains the market segment leader
– Deployed in over 80% of Fortune 2,000 companies
and in the vast majority of service provider
networks in over 80 countries
Who Is Dialogic?
Deep
Domain
Expertise
Industry
Standard
Solutions
Thought
Leadership
Leading Enabling Technology
Solutions
Founded in 1984
Rich portfolio of Intellectual Property
Company Highlights

Dialogic Locations
Montreal, Canada
•
Corporate Headquarters
• X.25 development
• Multimedia product development
• Distribution
Dublin, Ireland
•
Distribution
Maidenhead, UK
• Sales
• Support
Additional Sales Locations
Fordingbridge, UK
•
SS7/Signaling product development
Renningen, Germany
•
Multimedia product development
• Sales
Singapore
• Support
Hyannis, MA, USA
• Media Gateway
• Converged Services Platform
Needham, MA, USA
• Fax Development
• Multimedia product development
• Sales
Salem, NH, USA
• IP Media Server
Buffalo, NY, USA
• Enterprise Gateway product development
• PBX integration product development
Schaumburg, IL, USA
• Multimedia and Signaling product
development
Milpitas, CA, USA
• Support
Parsippany, NJ, USA
• Multimedia product development
• Sales and Marketing
• Support
• Distribution
Veraz Networks Confidential

Veraz Networks Confidential
Enterprise
Unified communications
Fax and server document
management
Data center infrastructure
Software
(Signaling Software, Host Media Processing, IP
Media Server, TDM/IP Gateway, System Release
Software, SDK)
Integrated Platforms
(Media Servers, Media Gateways, Video Gateways,
Signaling Servers, Signaling Gateways, Integrated
Media and Signaling Gateways)
Boards
(IP, Digital, Analog, BRI connectivity, Media
Processing, Fax, PBX Integration, Line Tapping,
Signaling, 3G-324M and IP Video Platforms)
Services
Flexible DialogicPro Services, Global Reach,
Free Advice and Value Added Service Level
Agreements, 24X7
Applications
Service Providers
Mobile and broadband
value added services
Network Edge
Infrastructure
Products And Services
Dialogic Products & Services Overview

veraz

Dialogic

Dialogic

中国移动通信 CHINA MOBILE
américa móvil
vodafone
orange
Airtel
Telefónica
T · · Mobile ·
China unicom 中国联通

Nokia Siemens Networks
ZTE中兴
MOTOROLA
Alcatel·Lucent
OnMobile
RIM
ERICSSON

INGRAM MICRO
Tech Data
NEI
ScanSource COMMUNICATIONS
POST cti
Sintel
tecnomic
DELL

veraz

Dialogic and Veraz Combined Distribution Channel
Synergies
• Direct sales relationships with
over 130 Service Providers
• Deployed in vast majority of Tier
1 global Mobile Carriers
• Deployed in 8 of the 10
largest Mobile Carriers
• Ability to embed Veraz solutions
to enhance Comm Equipment
carrier platforms
• Direct relationships with 4 of
the 5 largest Comm
Equipment vendors
• Rich ecosystem of
development partners
• Integrated solutions offer greater
appeal to the channel
• Expanded distribution
opportunity for gateways and
session border control products
• Global network of leading
distribution partners across all
key geographies
• Hundreds of channel partners
worldwide

Service Providers
Comm Equipment Manufacturers
& Independent Software Vendors
Distributors
Veraz Networks Confidential

Veraz Networks Confidential

Wireless
Backhaul
Multimedia
Gateways
Bandwidth
Optimization
Session Border
Controller
Softswitch
Signaling
Multimedia
Servers
Video
Gateways
Unified
Communications
Contact Center
VoIP
Gateways
Complementary Product Portfolio
Session
Transport
Session
Control &
Management
Mobile
Video
Enterprise
Dialogic
Veraz
Services
Annuity Support    Installation   Professional Services
Services

The New Dialogic – Company Locations

Veraz Networks Confidential
Milpitas, CA, USA
• Support
San Jose, CA, USA
• Softswitch Development
• Corporate Headquarters
• Support
Herndon, VA, USA
Ft Lauderdale, FL, USA
• North America Sales
• CALA Sales
• Support
Montreal, Canada
•
Corporate Headquarters
• X.25 development
• Multimedia product development
• Distribution
Salem, NH, USA
• IP Media Server
Needham, MA, USA
• Fax Development
• Multimedia product development
• Sales
Hyannis, MA, USA
• Media Gateway
• Converged Services Platform
San Paolo, Brazil
• Sales
• Support
Dublin, Ireland
•
Distribution
Maidenhead, UK
• Sales
• Support
Fordingbridge, UK
•
SS7/Signaling product development
Paris, France
Moscow, Russia
• EMEA Sales
• Russia Sales
• Support
Renningen, Germany
•
Multimedia product development
• Sales
Additional Sales Locations
Petach-Tikva, Israel
• Media Gateway Development
• Operations
• Support
Pune,  India
• APAC Sales
• Support
Singapore
• Support
Singapore
• APAC Sales
• Support
Buffalo, NY, USA
• Enterprise Gateway product development
• PBX integration product development
Schaumburg, IL, USA
• Multimedia and Signaling product
development
Parsippany, NJ, USA
• Multimedia product development
• Sales and Marketing
• Support
• Distribution

Veraz Networks Confidential

The New Dialogic
Expertise in voice, data, and
video quality to enable Video
Quality of Experience
Global reach and support
Rich intellectual property rights
Over 3,000 global customers
89% of 2009 revenues from
existing customers
Top five less than 15% revenue
Direct access to over 130 service
providers
Annualized revenue expected to
be greater than $250 million
Complementary portfolio with
industry-leading gross margins
Positioned to profit from surging
demand for Mobile Video
Proven track record of building
shareholder value with M&A
+
=
1 Following the merger and subsequent integration of the two companies and after excluding adjustments to revenue under purchase accounting rules
Diversified and Loyal
Customer Base
Strong Foundation
for Growth
Decisive Advantages
Veraz Networks Confidential
1

Veraz Networks Confidential
Next Steps
• The merger is not complete yet
– The merger must be approved by the Stockholders
– The merger must meet U.S. regulatory regulations and be reviewed by the
Securities & Exchange Commission
• During the Approval Process: Integration Planning
– Over the next few months additional information regarding integration planning will be provided including information related to the following:
• Organizational integration
• Product Roadmaps
• Product and Company Branding
• Locations and Facilities

Veraz Networks Confidential
Next Steps
• If you are in sales:
– Proactively contact your customers about the pending deal
• An email package with press release, customer letter template, and
FAQ will be coming today
• Everyone else:
– Stay focused on your current deliverables
– Assist if asked in the transition

Veraz Networks Confidential
Q & A
• What will be the name of the new Company ?
– The merged company will be named “Dialogic”
• Will the new company be public or privately held ?
– The merged company will be a public company and will continue to be traded on the NASDAQ.
• What will happen to my Veraz stock?
– The merger will not impact the terms of the options held by Veraz employees
• Will there be reductions when the transaction closes?
– The proposed combination of the two companies is expected to bring some expense synergies. We expect that after the merger is finalized the integration team will identify opportunities for cost savings, which may result in some reductions.
• When will I know if I have a job?
– The primary motivation for this acquisition is to continue to expand and grow the business into new markets.  That said, the integration team will focus its attention on identifying organizational redundancies as a source of immediate cost savings after the deal has closed.

Veraz Networks Confidential
Q & A
• Who will be the CEO and the Management team ?
– Nick Jensen, current CEO of Dialogic will become CEO and Chairman of the
Board of the New Dialogic. Doug Sabella, CEO of Veraz Networks will become
President and COO of the new company. Management positions below that level have not yet been finalized.
• When will we know about other management changes or decisions?
– Additional details regarding other members of the executive management team will be provided as final determinations are made.
• How will my benefits change?
– Benefits changes for the combined company will be announced after the merger is complete.
• What happens if the merger does not happen?
– Both companies will continue to operate as separate entities in the same manners as they did prior to the announcement of the proposed merger.

Veraz Networks Confidential
Summary
• The merger is not complete yet
– Assuming the successful regulatory and stockholder approvals, anticipated completion of the merger will be in the 2
nd
half of 2010
• An integration team consisting of both Dialogic and Veraz
management will immediately begin working together to determine integration strategies
• If you receive questions regarding the intended merger, forward such inquiries to
– Eric Schlezinger, General Counsel
• Questions regarding press releases should be directed to
– Dawn Hogh, Vice President, Marketing

Employee Frequently Asked Questions

May 12, 2010

Q:	What was announced today?

A:	Dialogic Corporation (“Dialogic”) and Veraz Networks, Inc (“Veraz”) announced today that they have signed agreements pursuant to which the companies plan to merge.

Q:	What were the financial terms of the sale?

A:	The terms of the agreements provide that each shareholder of Dialogic will receive shares of Veraz common stock issued to it in exchange for its shares of Dialogic stock. The exchange ratio equates to a 30:70 ratio – that is following the merger, Veraz stockholders will own 30% and Dialogic stockholders will own 70%, respectively, of the merged company

Q:	When is the transaction expected to close?

A:	There is a lot of work to complete before closing, including completing financial audits and obtaining appropriate stockholder and regulatory approval. The transaction is expected to close in the second half of 2010 subject to regulatory approvals, shareholder approvals and customary closing conditions. Until the transaction closes, Dialogic and Veraz will continue to operate as separate entities.

Q:	How many employees does Dialogic have? Where are they located?

A:	Dialogic and its subsidiaries have approximately 700 employees. Its headquarters are in Montreal, Quebec and there are additional large staff locations in New Jersey, Massachusetts, Germany and the UK. Dialogic and its subsidiaries also have sales and services offices worldwide.

Q:	What will be the name of the merged company?

A:	The name of the merged company will be Dialogic.

Q:	Where will the merged company be headquartered?

A:	The headquarters of the combined company will be San Jose, CA.

Q:	Who will be the executive management team of the merged company?

A:	Nick Jensen, Dialogic’s current Chairman of the Board and CEO, is expected to become Chairman of the Board and CEO of the company. Veraz’s President and CEO, Doug Sabella, is expected to serve as the President and COO of the company. Additional details regarding other members of the executive management team will be provided as final determinations are made.

Q:	What does the rest of the organization at the executive level look like?

A:	It is premature to announce a new organization at this time. It will be announced at the time of deal completion.

Q:	What will be the structure of the merged company’s Board of Directors?

A:	The Board of Directors of the combined company is expected to include members from both the current Veraz and Dialogic Boards of Directors and may even include new directors. Nick Jensen, Dialogic’s current Chairman and CEO is expected to become the Chairman of the Board of Directors of the combined company and Doug Sabella, Veraz’s President and CEO is also expected to be a member of the Board of Directors.

Q:	Why is Dialogic seeking to merge with Veraz?

A:	After the closing, the merged company will integrate Dialogic’s product portfolio and customer base in the service provider communications market segment with the rich portfolio of Veraz Networks gateways, softswitches, bandwidth optimization and session border controller products. The combined company will have an expansive product portfolio to offer customers a broader range of solutions, substantially increased investment in R&D, and an extensive global customer base that includes some of the largest customers in the service provider communications market, along with the increased financial resources to pursue opportunities in markets throughout the world.

Q:	Why is Veraz seeking to merge with Dialogic?

A:	Veraz sees an exciting opportunity to expand its technology and product leadership in session management and transport by combining its technology and products with Dialogic’s video platforms, thus offering industry leading solutions to the service provider market. After the closing, the combined company will be in a position to offer an expanded product portfolio with video gateways and applications enablers, while expanding its service provider customer base with the addition of Dialogic’s well established worldwide distribution. By Veraz joining together with Dialogic, the combined company is expected to substantially increase worldwide market penetration, aided by the well regarded Dialogic brand.

Q:	Does this mean that the merged company will deemphasize the enterprise market segment?

A:	The enterprise market segment has been important to Dialogic and it is expected that the combined company will continue to do a significant amount of business and offer existing and new products to that market segment.

Q:	Will this proposed merger enable the combined company to enter new market segments or just speed entrance into already targeted market segments?

A:	Both. We anticipate that the combined company is expected to have the ability to further penetrate targeted market segments, including the service provider market, by having the ability to offer proven, market leading softswitch, session border controller, and bandwidth optimization products. In addition, the combined company is expected to have a stronger position in the emerging video market.

Q:	What synergies are expected from the proposed merger?

A:	We believe that there will be substantial revenue and expense synergies that result from the proposed merger. By combining and utilizing the respective core strengths of each company—video, media processing, bandwidth optimization, security, session control and transport, we believe that the combined company will be in a position to better serve our customers, accelerate innovation, and further enhance combined revenues. We also expect to identify additional revenue synergies after the merger is completed. From an expense synergy perspective, we believe that there are potential opportunities to reduce expenses in the combined company due to elimination of duplicate functions.

Q:	What are the projected financials of the merged company?

A:	Following the merger and subsequent integration of the two companies, on an annualized basis (after excluding adjustments to revenue and expenses under purchase accounting rules, transaction related costs and one-time charges), we expect the merged company revenues to be greater than $250 million with gross margins of 60-65% and EBITDA of 10-15% of revenues (earnings before interest, taxes, depreciation, amortization, and stock compensation expenses and including expected operational cost synergies). We expect that the merged company will have a diverse customer base with no customer concentration.

Q:	What are the historical revenues of Dialogic?

A:	For the Fiscal Year ending December 31, 2009, Dialogic had revenues of $176.3 million, EBITDA (adjusted for one-time charges) of $16.6M or 9% of revenues and net cash provided by operations of $4.1 million.

Q:	What benefits are the proposed combination expected to provide in terms of customer diversification?

A:	The combination is expected to have a very broad geographic mix of customers. Since Dialogic acquired the Intel media and signaling business in 2006, Dialogic’s strongest region has been North America. With Veraz’s strongest region being EMEA, the combined company is expected to have a fairly even geographic mix of customers across regions. We believe that the combined company will not be dependent on a few customers for a large percentage of revenue—the top 5 customers of the combined company are expected to account for less than 15% of total revenue.

Q:	Is there any product portfolio overlap between the two companies and will the proposed merger be a distraction from core businesses?

A:	Dialogic and Veraz are complementary to each other from a product portfolio perspective and there is little product portfolio overlap. In addition, both companies serve many of the same customers. After the closing, by combining product portfolios that are complementary, the combined company will be able to offer its existing customers a broader range of solutions as well as enable the combined company to pursue new markets and customers as the opportunities arise.

Q:	What products will be part of the proposed merger?

A:	As of today and up to the date of closing, all products will continue following their current plans with respect to development, manufacturing, and sales. The combined company will announce more detailed product plans soon after closing.

Q:	What does “plan to merge” mean? Isn’t this a done deal?

A:	No, the deal is not completed. Dialogic and Veraz have entered into a definitive agreement to merge, but the merger is subject to Veraz stockholder approval, the approval of Dialogic’s Plan of Arrangement by the British Columbia courts as well as certain other regulatory approvals and other customary conditions to closing. Veraz and Dialogic both issued press releases announcing this transaction on May 12, 2010. Veraz will file documents with the United States Securities and Exchange Commission providing additional information relating to the proposed merger. As soon as the SEC has completed its review of the filings and all other regulatory approvals have been obtained, Veraz stockholders will be sent information about the transaction. All Veraz stockholders will be asked to vote to approve the issuance of shares of Veraz common stock in the transaction and the vote of the holders of a majority of the shares attending the stockholder meeting in person or by proxy will be required to approve the transaction. In the case of Dialogic, it will be submitting its Plan of Arrangement to the British Columbia courts for approval. Given that all shareholders of Dialogic support the deal, an approval is expected to be granted in a swift time frame.

Q:	When the deal is complete will the merged company be a public company?

A:	Yes, the company plans to continue to be listed on the NASDAQ stock exchange.

Q:	Do you anticipate a downsizing if the proposed transaction is approved and consummated?

A:	The proposed combination of Dialogic and Veraz is expected to lead to powerful new areas of innovation, new products and solutions, and an acceleration of our respective growth agendas. From an expense synergy perspective, we believe that there are potential opportunities to reduce expenses in the combined company due to elimination of duplicate functions. While we anticipate that after the closing, the integration team will identify opportunities for cost savings, the primary motivation for this acquisition is to continue to expand and grow our businesses into new markets.

Q:	How will the proposed merger affect employee stock options at Veraz?

A:	The proposed merger will have no impact on the terms of Veraz employee stock options.

Q:	How will the proposed merger affect my employee benefits at Veraz?

A:	During the time between this announcement and deal close, nothing changes for any employee with respect to benefits. Benefit information for the merged company will be announced at or after close.

Q:	Are there plans to consolidate facilities after the proposed transaction closes?

A:	It is anticipated that there will be cost savings that result from combining the operations of both companies. After the closing, the combined company will review its facilities and determine if and where there are synergies and consolidation opportunities.

Q:	What should I do if someone calls me to discuss the deal?

A:	Veraz employees should refer all questions and inquiries to Eric Schlezinger, Veraz General Counsel.

Additional Information about the Proposed Transaction and Where You Can Find It

Veraz plans to file a proxy statement with the Securities and Exchange Commission relating to a solicitation of proxies from its stockholders in connection with a special meeting of stockholders of Veraz to be held for the purpose of voting on the issuance of Veraz common stock in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials, and any other documents filed by Veraz with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of Veraz may obtain free copies of the documents filed with the SEC by contacting Veraz’s Investor Relations department at (408) 750-9400 or Investor Relations, Veraz Networks, Inc., 926 Rock Avenue, Suite 20, San Jose, California 95131. You may also read and copy any reports, statements and other information filed by Veraz with the SEC at the SEC public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Veraz and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Veraz in favor of the proposed transaction. A list of the names of Veraz’s executive officers and directors, and a description of their respective interests in Veraz, are set forth in the proxy statement for Veraz’s 2010

Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2010, and in any documents subsequently filed by its directors and executive officers under the Securities and Exchange Act of 1934, as amended.

If and to the extent that executive officers or directors of Veraz will receive any additional benefits in connection with the proposed transaction that are unknown as of the date of this filing, the details of such benefits will be described in the proxy statement and security holders may obtain additional information regarding the interests of Veraz’s executive officers and directors in the proposed transaction by reading the proxy statement when it becomes available.